EXHIBIT 10.3
EMPLOYMENT TRANSITION AGREEMENT AND
GENERAL RELEASE OF CLAIMS
This EMPLOYMENT TRANSITION AGREEMENT AND GENERAL RELEASE OF CLAIMS (“Agreement”) is made and entered into by and between Oil States International, Inc., a Delaware corporation (the “Company”), and Cindy B. Taylor (“Employee”). The Company and Employee are each referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, Employee is currently employed by the Company in the position of President and Chief Executive Officer;
WHEREAS, Employee will cease performing services as the Company’s President and Chief Executive Officer, and as a member of the Board of Directors of the Company (the “Board”) effective May 1, 2026 (the “Transition Date”);
WHEREAS, following the Transition Date, the Company desires Employee to continue to provide services to the Company as a non-executive employee in the position of Senior Advisor until the Separation Date (defined below), and Employee wishes to continue to be employed in such capacity;
WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of her employment or the end of such employment;
WHEREAS, the Parties wish to memorialize certain of their respective rights and obligations that they have agreed to and that shall apply after the Transition Date and in connection with the Separation Date; and
WHEREAS, the Parties wish for Employee to receive the benefits set forth in this Agreement, conditioned upon Employee’s timely entry into (and non-revocation of) and return of this Agreement and compliance with the terms of this Agreement.
NOW, THEREFORE, in consideration of these premises and the mutual promises, covenants, and obligations contained herein, the Company and Employee agree as follows:
1.    Transition Date. The Parties acknowledge and agree that, effective as of the Transition Date, Employee shall no longer serve as President and Chief Executive Officer of the Company. Following the Transition Date, Employee shall continue to provide services as an employee of the Company as set forth in Section 5 below. As used in this Agreement, the term “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority, contract or equity interest. Employee acknowledges and agrees that, as of the Transition Date, Employee has resigned from the Board and any boards of directors of any of the Company’s Affiliates, and Employee agrees to execute any documents reasonably necessary to effectuate such resignations.
2.    Receipt of Leaves and Compensation. In entering into this Agreement, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any of its Affiliates prior to the Transition Date, and (with the exception of the Annual Incentive Plan payment as described in Section 3 below, the Base Salary (as defined below) and any expenses as set forth below in Section 5, and (if still unpaid) any unpaid base salary for services performed in the pay period in which the Transition Date occurred), Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed by the Company or any Company Party. For the avoidance of doubt, Employee expressly acknowledges and agrees that, other than the benefits expressly set forth in this Agreement, Employee is not eligible for any severance pay or severance benefits from the Company or any Company Party.

3.    Annual Bonus Payments. The Parties acknowledge that Employee was an eligible participant in the Company’s Annual Incentive Compensation Plan, effective as of January 1, 2020 (the “Annual Incentive Plan”), during the 2026 calendar year. Employee’s separation from service on the Separation Date shall be treated as a retirement for purposes of section 6 of the Annual Incentive Plan, and Employee shall be eligible to receive a pro-rata performance payment under the Annual Incentive Plan for the 2026 calendar year, subject to and in accordance with the terms of the Annual Incentive Plan. For the avoidance of doubt, any payments under the Annual Incentive Plan shall be made after the end of the 2026 calendar year, but in no event later than March 15, 2027.
4.    Equity Award Treatment. Provided that Employee (a) executes this Agreement on or within twenty-one (21) days of the Transition Date and returns an executed copy to the Company, care of William Maxwell, General Counsel at bill.maxwell@oilstates.com, (b) does not revoke her acceptance of this Agreement pursuant to Section 14 below, (c) abides by each of Employee’s commitments set forth herein, and (d) timely executes (and does not revoke) the Confirming Release (as defined below) in the time provided in Section 8 to do so, then the Company shall provide for the payments and benefits described below:
(a)    During the Employment Term (as defined below in Section 5(b)), all of the outstanding equity-based incentive awards held by Employee as of the Transition Date, pursuant to the Company’s Amended and Restated Equity Participation Plan, effective as of May 1, 2021 (the “LTIP”), shall continue to vest in accordance with the terms of the applicable award agreements and the LTIP, subject to the following:
(i)    Performance Award. Upon the end of the Employment Term pursuant to Section 5(b) of this Agreement, any outstanding performance-based awards (“Performance Awards”) held by Employee shall vest in accordance with the terms of the individual award agreements and the LTIP. Upon the termination of the Employment Term for any other reason, the Performance Awards will receive the same treatment set forth in the Performance Award agreements for that termination of service.
(ii)    Restricted Stock Award. Upon the end of the Employment Term pursuant to Section 5(b) of this Agreement, any outstanding time-based stock awards (“RS Awards”) granted in calendar years 2024 and 2025 shall vest in full and any outstanding RS Awards granted in the calendar year 2026 shall vest in accordance with the terms of the award agreement and the LTIP. Upon the termination of the Employment Term for any other reason, the RS Awards will receive the same treatment set forth in the RS Award agreements for that termination of service.
(iii)    Any awards outstanding following the application of this Section 4(a) at the end of the Employment Term shall be forfeited with no consideration.
(iv)    For the avoidance of doubt, except as provided in Section 4(a)(ii), the vesting and payment of such awards, if at all, shall be exclusively governed by and in accordance with the terms of the individual award agreements and the LTIP. The Company shall administer and interpret all terms of the existing Performance Award agreements and RS Award agreements as necessary or appropriate to take into consideration the changes set forth in this Agreement regarding employment and service requirements.
(b)    For the avoidance of doubt, the benefits provided within this Section 4 shall not be subject to the forfeiture or clawback provisions of Section 5(d), but instead will continue to be governed by the terms of the LTIP and the applicable award agreements.
(c)    Employee expressly acknowledges and agrees that she is not entitled to the benefits set forth in this Section 4(a) but for Employee’s timely entry into (and non-revocation of) this Agreement and satisfaction of the terms herein.

5.    Senior Advisor Role.
(a)    Services. During the Employment Term, Employee agrees to provide, in the position of Senior Advisor, consultation and advice related to the business of the Company and its subsidiaries (the “Services”). Following the Transition Date, Employee shall not serve as an executive officer of the Company or serve on the Board and shall not present herself as an executive officer of the Company. During the Employment Term, (i) Employee agrees to attend such meetings with Company representatives, members of the Board, Company clients or Company stockholders as directed by the Company and (ii) Employee shall devote reasonable time and her reasonable best efforts, skill and attention to the performance of the Services, including travel reasonably requested in the performance of such Services. Employee shall have the right to devote her business time and working efforts to other business and professional opportunities as do not unreasonably interfere with her rendering of the Services to the Company or otherwise present a conflict of interest with respect to her employment with the Company. The Parties agree that Employee will provide Services for a minimum of twenty (20) hours each week during the Employment Term, as it is the intent of the Parties that Employee will not “separate from service” with the Company and its applicable Affiliates pursuant to the rules and regulations of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as of the Transition Date; therefore, notwithstanding anything to the contrary within this Section 5(a), Employee’s service to the Company and its Affiliates pursuant to this Agreement will be treated as continuous service for purposes of Section 409A of the Code with respect to all compensation, benefits, arrangements or documents where such an analysis is applicable.
(b)    Employment Term. Unless earlier terminated as provided under Section 5(d) below, the “Employment Term” shall be the period commencing on the Transition Date and ending on November 1, 2026, at which time Employee’s employment with the Company shall terminate, due to Employee’s voluntary retirement. As used herein, the “Separation Date” means November 1, 2026, or such earlier date that Employee’s employment with the Company actually terminates. There shall be no extension of this Agreement other than by written instrument duly executed and delivered by the Parties.
(c)    Compensation. Employee shall be entitled to receive the following payments and benefits during the Employment Term:
(i)    Base Salary. During the Employment Term, the Company shall pay Employee a monthly base salary at the rate of $46,250, which is an amount equal to sixty percent (60%) of Employee’s monthly base salary as in effect immediately prior to the Transition Date (the “Base Salary”), payable in accordance with the normal payroll practices of the Company.
(ii)    Expenses. During the Employment Term, the Company shall provide Employee with, or reimburse Employee for, all reasonable and necessary business and travel expenses that are incurred by Employee in connection with the performance of the Services, so long as such expenses are in accordance with the Company’s expense reimbursement policies or consistent with such guidelines as the Company may from time to time establish. Requests for reimbursement must be supported by appropriate documentation reasonably acceptable to the Company and shall be submitted monthly to the Company by Employee. The Company shall reimburse Employee for approved expenses within 30 days of receiving the supporting documentation for a request.
(iii)    Benefits. During the Employment Term, Employee shall be eligible to participate in the Company’s employee benefit plans and programs generally available to all employees, subject to the terms and conditions of such plans and programs.
(iv)    Withholding. The Company shall have the right to withhold from any amount payable hereunder any federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

(d)    Effect of Termination on Payments. Notwithstanding any provision of this Agreement to the contrary, Employee’s employment during the Employment Term shall be terminated prior to the Separation Date upon any of the following:
(i)    the termination of employment on a date mutually agreed to in writing by the Parties;
(ii)    the termination of employment by voluntary resignation of Employee;
(iii)    the death or adjudicated incompetency of Employee;
(iv)    the Disability (defined below) of Employee;
(v)    the termination of employment by the Company without Cause (defined below); or
(vi)    the termination of employment by the Company with Cause.
“Disability” shall mean a determination by the Board that the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.
“Cause” shall mean (1) Employee’s conviction of (or plea of nolo contendere to) a felony, dishonesty or a breach of trust as regards the Company or any subsidiary; (2) Employee’s commission of any act of theft, fraud, embezzlement or misappropriation against the Company or any subsidiary that is materially injurious to the Company or such subsidiary regardless of whether a criminal conviction is obtained; (3) Employee’s willful and continued failure to devote 60% of her business time to the Company’s business affairs (excluding failures due to illness, incapacity, vacations, incidental civic activities and incidental personal time) which failure is not remedied within a reasonable time after written demand is delivered by the Company, which demand specifically identifies the manner in which the Company believes that Employee has failed to devote 60% of her business time to the Company’s business affairs; (4) Employee’s unauthorized disclosure of confidential information of the Company that is materially injurious to the Company; or (5) Employee’s violation of any material Company policy applicable to employees.
Upon expiration or termination of the Employment Term pursuant to Section 5(b) or Section 5(d)(i), (ii), (iii), (iv), or (vi) the Company shall pay to Employee any unpaid Base Salary earned as of the date of the termination and any unreimbursed expenses (to the extent incurred, documented and submitted pursuant to Section 5(c)(ii)) (collectively, the “Accrued Obligations”), and Employee shall be entitled to no other compensation from the Company. For the avoidance of doubt, Employee’s equity-based incentive awards shall be treated in accordance with Section 4(a) based on the Separation Date. For purposes of this Section 5(d), the Base Salary is deemed to be “earned” on a daily basis during the Employment Term. Upon termination of the Employment Term pursuant to Section 5(d)(v), (i) the Company shall pay to Employee the Accrued Obligations, and (ii) subject to Employee’s timely execution and non-revocation of the Confirming Release, the Company shall pay to Employee the remaining Base Salary payments, if any, that Employee would have been paid through November 1, 2026, as if the Employment Term had not been earlier terminated. Any Base Salary paid pursuant to this Section 5(d) in connection with a termination pursuant to Section 5(d)(v) shall be paid at the time(s) such Base Salary payment(s) otherwise would be made under this Agreement, provided that the initial payment shall not be made until the Confirming Release is effective. Employee’s final paycheck shall be paid in accordance with applicable law. Any unreimbursed expenses paid pursuant to this Section 5(d) shall be paid as provided in Section 21. Payment or settlement of account balances pursuant to other company employee benefit plans will be paid in accordance with the terms and conditions of those benefit arrangements.

6.    Confidentiality; Non-Competition and Non-Solicitation.
(a)    Definitions for the purposes of this Section 6:
(i)    “Business” shall mean the business of manufacturing products and providing associated services used in the drilling, completion, and subsea infrastructure sectors of the oil and natural gas industry, as well as in the naval products sector.
(ii)    “Company” shall mean the Company and its Affiliates.
(iii)    “Confidential Information” shall mean all trade secrets, non-public information, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, that are conceived, made, developed or acquired by or disclosed to Employee, individually or in conjunction with others, during the period of Employee’s employment with the Company (regardless of time and place) that relate to the Company’s businesses or properties, products or services (including all such information relating to corporate opportunities, operations, future plans, methods of doing business, business plans, strategies for developing business and market share, research, financial and sales data, pricing terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks). Confidential Information shall not include any information that is or becomes generally available to or known by the public other than as a result of a breach of this Agreement by Employee.
(b)    During the Employment Term and at all times thereafter, Employee shall not, directly or indirectly, disclose or otherwise utilize any Confidential Information, except for the benefit of the Company or its Affiliates. At any time upon request by the Company or upon the termination of the Employment Term or this Agreement for any reason, Employee agrees to return to the Company documents (including electronically stored information) and all copies thereof and all other materials of any nature containing or pertaining to all Confidential Information in Employee’s possession, custody or control and Employee shall not retain any such document or other materials. Within fifteen (15) days of any such request, Employee shall certify to the Company in writing that all such documents and materials have been returned to the Company.
(c)    Permitted Disclosures.
(i)    Nothing in this Agreement shall prohibit or restrict Employee from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) initiating, assisting, participating, cooperating or testifying in any action, investigation or proceeding with, responding to any inquiry or legal process directed to Employee from, complying with any subpoena, or providing information to, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, Department of Justice, Department of Labor, National Labor Relations Board, or other federal, state or local governmental or regulatory agency or commission (each a “Governmental Agency” and collectively “Governmental Agencies”) and/or pursuant to the Sarbanes-Oxley Act; (c) disclosing an act of sexual abuse (as defined in Tex. Civ. Prac. & Rem. Code § 129C.001) or facts related to an act of sexual abuse to any other person; or (d) making any other disclosures that are protected under the whistleblower provisions of any applicable law, rule or regulation; provided, that to the extent permitted by law, upon Employee’s receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Employee agrees to give prompt written notice by delivery to the Company, and wait at least ten (10) days before responding to such subpoena, court order or other legal process, in order to permit the Company to protect the interests in confidentiality to the fullest extent possible; provided, further, that such notice to the Company does not prevent compliance with the subpoena, court order or other legal process, or the law. In addition, nothing in this Agreement shall prohibit or restrict Employee from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Nothing in this Agreement requires

Employee to obtain prior authorization from the Company, or any other person or entity before engaging in any conduct described in this paragraph, or to notify the Company that Employee has engaged in any such conduct.
(ii)    18 U.S.C. § 1833(b) provides: (i) “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(i) is made—(A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal,” and (ii) “An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, Employee has the right to disclose in confidence trade secrets to a Governmental Authority, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Employee also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
(d)    During the period commencing on the Transition Date and ending on the date that is six (6) months after the Separation Date, Employee shall not, directly or indirectly, for her benefit or for the benefit of any other person or entity other than the Company or its Affiliates, (i) provide services that are the same as or similar to the Services or any services that Employee provided to the Company or its Affiliates during her period of employment to any customer of the Company or its Affiliates or any other person or entity that engages in the Business (including consulting and advisory firms), (ii) own, manage, operate, control, become a director, officer, employee or consultant of, have any interest in, become a lender to, or otherwise be affiliated with any Business that competes with the Company or its Affiliates, or (iii) otherwise engage in the Business, in each case of (i)-(iii) in the geographical areas where the Company engages in the Business.
(e)    During the period commencing on the Transition Date and ending on the date that is twelve (12) months after the Separation Date, Employee agrees that she will not, directly or indirectly, for her benefit or for the benefit of any other person or entity other than the Company or its Affiliates:
(i)    canvass, solicit, approach or entice away or cause to be canvassed, solicited, approached or enticed away from the Company or its Affiliates any person or entity who or which is a customer, consultant or supplier of the Company or its Affiliates, in each case with whom or which Employee had contact or about whom Employee had access to Confidential Information during the last twelve months of her employment with the Company; or
(ii)    engage, employ, solicit or contact with a view to the engagement or employment of any person who is an officer, director, employee, contractor, or agent of the Company or its Affiliates, provided that general solicitations not directed to such persons shall not be a violation of this provision.
(f)    Employee agrees and acknowledges that the limitations and restrictions set forth herein are reasonable and are material and substantial parts of this Agreement and are necessary to prevent unfair competition and to protect the Company’s legitimate business interests, including the protection of its Confidential Information and goodwill. Employee further acknowledges and agrees that it is the intent of the Parties that the covenants in this Section 6, and each provision and portion thereof, are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope or temporal restrictions set forth are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the arbitrator or court deems reasonable, and this Agreement shall thereby be reformed.

(g)    Because of the difficulty of measuring economic losses to the Company as a result of a breach or threatened breach of the covenants set forth in this Section 6, and because of the immediate and irreparable damage that would be caused to the Company for which it would have no other adequate remedy, the Company shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s exclusive remedy for breach but instead shall be in addition to all other rights and remedies available to the Company at law and equity.
7.    Release of Claims.
(a)    For good and valuable consideration, including the Company’s provision of consideration set forth in Sections 4 and 5 to which Employee was not entitled but for her entry into (and non-revocation of) this Agreement, Employee hereby forever releases, discharges and acquits the Company, each of its parent companies, subsidiaries and other Affiliates and each of the foregoing entities’ respective past, present and future parent companies, subsidiaries, Affiliates, boards of directors (or comparable bodies) and all members thereof, as well as any of their respective past, present, and future insurers, shareholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities (collectively, the “Company Parties”), as well as all employee benefit plans maintained by a Company Party and all fiduciaries and administrators of any such plans, in their personal and representative capacities, from liability for, and Employee hereby waives, any and all claims, damages, costs, or causes of action of any kind, whether known or unknown, related to Employee’s employment with any Company Party, the planned termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the time that Employee executes this Agreement, including without limitation, (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (C) the Immigration Reform Control Act, as amended; (D) the Occupational Safety and Health Act, as amended; (E) the Family and Medical Leave Act of 1993; (F) the Workers Adjustment and Retraining Notification Act, as amended; (G) the Sarbanes-Oxley Act of 2002; (H) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (I) the Fair Labor Standards Act and any other federal, state, or local wage law; (J) the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (K) any other local, state or federal anti-discrimination or anti-retaliation law; (L) any other local, state or federal law, regulation or ordinance; (ii) claims arising out of or for any alleged violation of any public policy, contract, tort, or common law claim, or claim for defamation, emotional distress, negligence, fraud or misrepresentation of any kind, estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; (iv) any and all claims Employee may have under any employment agreement or any other contract with any Company Party; and (v) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)    Notwithstanding any other provision of this Agreement, in no event shall the Released Claims include (i) any claim based on facts occurring after the date Employee executes this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that ERISA prevents from being released pursuant to a release agreement; (iii) any claim to vested benefits under the Company’s Deferred Compensation Plan; (iv) any claim for breach of this Agreement by the Company, or (v) any other claim that cannot be released as a matter of law. Nothing herein will prevent Employee from seeking workers’ compensation or unemployment insurance benefits.

(c)    Further, notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with any Governmental Agency or participating in or cooperating with any investigation or proceeding conducted by any Governmental Agency or communicating with any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from a Released Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity). Nothing herein shall prohibit or restrict Employee from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding truthfully to any inquiry or legal process directed to Employee from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; or (iv) making any disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Agreement requires Employee to obtain prior authorization before engaging in any conduct described in this Section 7(c) or to notify any Released Party that Employee engaged in any such conduct.
8.    Confirming Release. On the Separation Date or within twenty-one (21) days thereafter, Employee shall execute the Confirming Release Agreement in a form substantially similar to that as is attached hereto as Exhibit A (the “Confirming Release”), which is incorporated by reference as if fully set forth herein, and return the executed Confirming Release to the Company, care of William Maxwell, General Counsel via e-mail to bill.maxwell@oilstates.com, so that it is received by the Company no later than twenty-one (21) days after the Separation Date. The Company shall provide Employee an execution version of the Confirming Release not later than the Separation Date.
9.    Return of Company Property. Employee agrees that following the Separation Date (or at any time upon request by the Company), she shall return all property of the Company and of its Affiliates and any divisions thereof which is in her possession, including, but not limited to, Company documents, contracts, agreements, financial books and records, plans, notes, computers, electronically stored data, and all copies of the foregoing.
10.    Survival. Upon the Separation Date, this Agreement shall terminate and Company shall have no further obligation to Employee; provided that the provisions set forth in Sections 6 through 17, and the provisions required to interpret them, shall remain in full force and effect after the termination of this Agreement for any reason.
11.    Dispute Resolution.
(a)    Any and all claims, demands, causes of action, disputes, controversies and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the Company or any of its Affiliates or other Company Party and Employee (all of which are referred to herein as “Claims”), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief shall be finally resolved and decided solely by binding arbitration conducted by a single arbitrator selected by mutual agreement by the Parties or in accordance with the American Arbitration Association’s Employment Arbitration Rules sitting in Houston, Texas pursuant to the Federal Arbitration Act (“FAA”) in accordance with the American Arbitration Association’s Employment Arbitration Rules then in effect; provided, however, notwithstanding the foregoing, this Section 11 shall not be construed to limit the Company’s or Employee’s right to obtain equitable relief with respect to any matter, and, pending a final determination by the arbitrator with respect to any such application for equitable relief, the Company and Employee shall be entitled to obtain any such relief by direct application to state, federal, or other court having jurisdiction, without being required to first arbitrate such matter or controversy.

(b)    Each Party shall bear its own fees and expenses (including all legal fees and related expenses) associated with such arbitration. Any determination by the arbitrator shall be consistent with the provisions of this Agreement as set forth herein. The decision of the arbitrator shall be binding on the Parties to the arbitration. Judgment upon any award rendered in any such arbitration proceeding may be entered by any court having jurisdiction.
(c)    This agreement to arbitrate shall be enforceable in either federal or state court having jurisdiction. The enforcement of this agreement to arbitrate, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the FAA. In deciding the substance of any Claim, the arbitrator shall apply the substantive laws of the State of Texas; provided, however, that the arbitrator shall have no authority to award treble, exemplary, punitive or similar type damages under any circumstances regardless of whether such damages may be available under Texas law, and the Parties hereby waive to the fullest extent permitted by law their right, if any, to recover treble, exemplary, punitive or similar type damages in connection with any Claim. The arbitration proceedings and the arbitrator’s award shall be and remain confidential.
(d)    The Company and its Affiliates may, without waiving any remedy of arbitration, seek from any court of competent jurisdiction, any interim, emergency or provisional relief (including specific performance, temporary restraining orders and preliminary injunctive relief), for the purpose of enforcing the restrictive covenants set forth in this Agreement pending the arbitrator’s final determination of the merits of a Claim.
12.    Entire Agreement. This Agreement, together with the LTIP and individual award agreements that govern the awards described in Section 4(a), set forth the entire agreement between the Parties with respect to its subject matter and supersede all prior discussions, agreements and understandings of every kind and nature between any of them, and neither Party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement. This Agreement may not be changed or modified except by an agreement in writing, signed by the Parties.
13.    Employee’s Representations. This Agreement is an important legal document, and the Company hereby advises Employee to consult with a lawyer of her choosing before entering into this Agreement. By executing and delivering this Agreement, Employee acknowledges the following:
(a)    Employee has carefully read this Agreement and has had sufficient time (and at least twenty-one (21) days) to consider it;
(b)    Employee has been advised in writing to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing this Agreement;
(c)    Employee has made no assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any Company Party with respect to any Released Claim;
(d)    Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated herein; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Agreement;
(e)    The only matters relied upon by Employee and causing Employee to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and
(f)    No Company Party has provided any tax advice regarding this Agreement and Employee has had the opportunity to receive sufficient tax advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax implications thereof.

14.    Effective Date. Employee has seven (7) calendar days after signing this Agreement to revoke it (such seven (7)-day period is referred to herein as the “Revocation Period”). This Agreement will not become effective or enforceable unless the Revocation Period has expired without Employee exercising Employee’s revocation right. To be effective, such revocation must be in writing received by the Company, care of William Maxwell, General Counsel at bill.maxwell@oilstates.com, so that it is received no later than 11:59 p.m. central standard time, on the last day of the Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, then no consideration shall be provided to Employee pursuant to this Agreement, and the release of claims set forth in this Agreement shall be of no force or effect. Provided that Employee does not timely revoke this Agreement, it shall become effective and enforceable on the eighth (8th) day after Employee signs this Agreement (the “Effective Date”).
15.    No Waiver. The failure of any Party to enforce any of the terms, provisions or covenants herein shall not be construed as a waiver of the same or of the right of such Party to enforce the same. Waiver by any Party of any breach or default by any other Party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.
16.    Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.
17.    Notices. Any notice given hereunder shall be in writing and shall be deemed to have been given: when delivered by messenger or courier service (with appropriate receipt), or on the second business day after being mailed by registered or certified mail (return receipt requested), addressed as follows:
If to Company:    Oil States International, Inc.
    333 Clay Street, Suite 4620
    Houston, Texas 77002
    Attention: William Maxwell

If to Employee:    At the address in the Company’s records

or at such other address as shall be indicated to either Party in writing. Notice of change of address shall be effective only upon receipt.
18.    Third-Party Beneficiaries. Employee expressly acknowledges and agrees that each Company Party shall be a third-party beneficiary of Employee’s covenants and obligations under this Agreement that reference a Company Party.
19.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law principles.
20.    Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its Affiliates and any other person, association, or entity which may hereafter acquire or succeed to all or a portion of the business or assets of the Company by any means, whether direct or indirect, by purchase, merger, consolidation, or otherwise. The Parties expressly acknowledge that the Company’s rights under this Agreement are assignable and that such rights shall be fully enforceable by any of the Company’s assignees or successors in interest. Employee’s rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Employee shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, by Employee without the prior written consent of the Company, which shall not be unreasonably conditioned, withheld or delayed.

21.    Section 409A. The intent of the Parties is that any payments due under this Agreement are exempt from or comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted consistently with such intent. The Company and Employee shall take commercially reasonable efforts to reform or amend any provision hereof to the extent it is reasonably determined that such provision would or could reasonably be expected to cause Employee to incur any additional tax or interest under Section 409A to try to comply with the requirements of Section 409A through good faith modifications, in any case, to the minimum extent reasonably appropriate to conform with such requirements; provided, that any such modification shall not increase the cost or liability to the Company. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Company and Employee of the applicable provision without violating the provisions of Section 409A. Notwithstanding the foregoing provisions of this Section 21, Employee is responsible for any and all taxes (including any taxes imposed under Section 409A) associated with any payments under this Agreement. For purposes of Section 409A, each payment or amount due under this Agreement shall be considered a separate payment. All taxable reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with Section 409A including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses available for reimbursement, or the in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit. Notwithstanding any other provision of this Agreement, if (a) any payment pursuant to this Agreement is conditioned upon the execution and delivery by Employee of a release of claims, and if (b) the period beginning with the earliest date the release could be delivered to the Company by Employee and ending with the latest date the release could become irrevocable after execution and delivery by Employee begins in one calendar year and ends in a later calendar year, then such payment shall be made no earlier than the first business day of such later calendar year.
22.    Headings and Construction. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.
23.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but which, together, shall constitute one and the same instrument.
(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth below.

COMPANY:		EMPLOYEE:
OIL STATES INTERNATIONAL, INC.

By:
	William E. Maxwell	Cindy B. Taylor
Vice President, Legal and
Corporate Secretary

Date:		Date:
SIGNATURE PAGE TO EMPLOYMENT TRANSITION AGREEMENT AND GENERAL RELEASE OF CLAIMS

EXHIBIT A
CONFIRMING RELEASE AGREEMENT
This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 8 of the Employment Transition and General Release Agreement (the “Transition Agreement”), entered into by and between Oil States International, Inc., a Delaware corporation (the “Company”), and Cindy B. Taylor (“Employee”). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Transition Agreement. In signing below, Employee agrees as follows:
1.    Complete Release of Claims.
a.    For good and valuable consideration set forth the Transition Agreement (and any portion thereof), Employee hereby forever releases, discharges and acquits the Company, each of its parent companies, subsidiaries and other Affiliates and each of the foregoing entities’ respective past, present and future parent companies, subsidiaries, Affiliates, boards of directors (or comparable bodies) and all members thereof, as well as any of their respective past, present, and future insurers, shareholders, members, partners, directors, officers, managers, employees, agents, attorneys, heirs, predecessors, successors and representatives in their personal and representative capacities (collectively, the “Confirming Released Parties”), as well as all employee benefit plans maintained by a Confirming Released Party and all fiduciaries and administrators of any such plans, in their personal and representative capacities, from liability for, and Employee hereby waives, any and all claims, damages, costs, or causes of action of any kind, whether known or unknown, related to Employee’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date Employee signs this Confirming Release (the “Confirming Release Signing Date”), including without limitation, (i) any alleged violation of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (C) the Immigration Reform Control Act, as amended; (D) the Occupational Safety and Health Act, as amended; (E) the Family and Medical Leave Act of 1993; (F) the Workers Adjustment and Retraining Notification Act, as amended; (G) the Sarbanes-Oxley Act of 2002; (H) the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; (I) the Fair Labor Standards Act and any other federal, state, or local wage law; (J) the Texas Labor Code (including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (K) any other local, state or federal anti-discrimination or anti-retaliation law; (L) any other local, state or federal law, regulation or ordinance; (ii) claims arising out of or for any alleged violation of any public policy, contract, tort, or common law claim, or claim for defamation, emotional distress, negligence, fraud or misrepresentation of any kind, estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (iii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in the matters referenced herein; (iv) any and all claims Employee may have under any employment agreement or any other contract with any Company Party; and (v) any claim for compensation or benefits of any kind (collectively, the “Confirming Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
b.    Notwithstanding any other provision of this Agreement, in no event shall the Confirming Released Claims include (i) any claim based on facts occurring after the Confirming Release Signing Date; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that ERISA prevents from being released pursuant to a release agreement; or (iii) any claim that cannot be released as a matter of law. Nothing herein will prevent Employee from seeking workers’ compensation or unemployment insurance benefits.
EXHIBIT A TO EMPLOYMENT TRANSITION AGREEMENT AND GENERAL RELEASE OF CLAIMS

c.    Further, notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with any Governmental Agency or participating in or cooperating with any investigation or proceeding conducted by any Governmental Agency or communicating with any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from a Confirming Released Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency (including, for the avoidance of doubt, any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with any protected “whistleblower” activity). Nothing herein shall prohibit or restrict Employee from (i) initiating communications directly with, cooperating with, providing information or making statements to, causing information to be provided to, or otherwise assisting in an investigation by, any Governmental Agency; (ii) responding truthfully to any inquiry or legal process directed to Employee from any Governmental Agency; (iii) testifying, participating or otherwise assisting in any action or proceeding by any Governmental Agency; (iv) disclosing an act of sexual abuse (as defined in Tex. Civ. Prac. & Rem. Code § 129C.001) or facts related to an act of sexual abuse to any other person; or (v) making any disclosures that are protected under the whistleblower provisions of any applicable law. Nothing in this Agreement requires Employee to obtain prior authorization before engaging in any conduct described in this Section 1(c) or to notify any Confirming Released Party that Employee engaged in any such conduct.
2.    Satisfaction of Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Employee acknowledges and agrees that Employee has been paid in full all bonuses, been provided all benefits, been afforded all rights and otherwise received all wages, compensation, and other sums that Employee has been owed or ever could be owed by each Confirming Released Party (with the exception of, if still unpaid on the Confirming Release Signing Date, Employee’s Base Salary for the pay period in which the Separation Date occurred and the Annual Incentive Plan payment as described in Section 3 of the Transition Agreement). Employee further acknowledges and agrees that Employee has received all leaves (paid and unpaid) that Employee has been entitled to receive from each Confirming Released Party.
3.    Employee’s Acknowledgments; Advice to Consult with Attorney. This is an important legal document, and the Company hereby advises Employee to consult with an attorney prior to signing this Confirming Release. In executing and delivering this Confirming Release, Employee expressly acknowledges that: (a) Employee has carefully read this Confirming Release and has had sufficient time (and at least twenty-one (21) days) to consider this Confirming Release before its execution and delivery to the Company; (b) Employee is receiving, pursuant to the Transition Agreement and Employee’s execution of this Confirming Release, consideration in addition to anything of value to which Employee is already entitled; (c) Employee has been advised in writing to discuss this Confirming Release with an attorney of Employee’s choice before signing this Confirming Release, and Employee has had an adequate opportunity to do so prior to executing this Confirming Release; (d) Employee fully understands the final and binding effect of this Confirming Release; the only promises made to Employee to sign this Confirming Release are those contained herein and in the Transition Agreement, Employee is relying upon Employee’s own judgment in entering into this Confirming Release and, in entering this Agreement, Employee has not relied on any representation or statement, written or oral, of any Confirming Released Party or any Confirming Released Party’s agent that is not set forth in the Transition Agreement (including this Confirming Release); (e) Employee is signing this Confirming Release knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Confirming Release; and (f) the only matters relied upon by Employee and causing Employee to sign this Confirming Release are the provisions set forth in writing within this Confirming Release and the Transition Agreement.
4.    Revocation Right. Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company, care of William Maxwell, General Counsel at bill.maxwell@oilstates.com so that it is received by Mr. Maxwell no later than 11:59 p.m. central standard time on the last day of
EXHIBIT A TO EMPLOYMENT TRANSITION AGREEMENT AND GENERAL RELEASE OF CLAIMS

the Confirming Release Revocation Period. In the event Employee exercises Employee’s revocation right as set forth herein, this Confirming Release will be of no force or effect and Employee will not be entitled to receive the consideration set forth in the Transition Agreement. Provided that Employee does not revoke this Confirming Release within the Confirming Release Revocation Period, it shall become effective and enforceable on the eighth (8th) day after the Confirming Release Signing Date.
5.    Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company or any other Confirming Released Party, including the originals and all copies of any records, documents, electronically stored information, computer files or drives, or other materials which contain information about the Company’s or any other Confirming Released Party’s business or were provided to Employee by the Company or any other Confirming Released Party in the course of Employee’s employment or engagement.
EMPLOYEE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS SUCH CONFIRMING RELEASE, AND SIGNS IT AS EMPLOYEE’S OWN FREE ACT.

Cindy B. Taylor

Date:
EXHIBIT A TO EMPLOYMENT TRANSITION AGREEMENT AND GENERAL RELEASE OF CLAIMS